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                                                                    EXHIBIT 5-b

                      [Letterhead of LINKLATERS & PAINES]

                                                                13th April, 1995

Morgan Stanley Finance plc
25 Cabot Square
Canary Wharf
London E14 4QA

Dear Sirs

MORGAN STANLEY PLC - DEBT SECURITIES

1. We have acted as English solicitors to Morgan Stanley Finance plc ("MSF plc") in connection with the registration under the US Securities Act of 1933, as amended (the "Securities Act") pursuant to the registration statement on Form S-3 (as may be amended or supplemented from time to time, the "Registration Statement") filed on 13th April 1995 under, the Securities Act with the Securities and Exchange Commission, of up to $500,000,000 aggregate principal amount of Debt Securities of MSF plc (the "Debt Securities"). The Debt Securities that will be senior debt will be issued under a Senior Indenture (the "Senior Debt Indenture") among MSF plc, Morgan Stanley Group Inc. (the "Company") as guarantor and Chemical Bank as trustee. The Debt Securities that will be subordinated debt will be issued under a Subordinated Indenture dated as of 15th November, 1993 (the "Subordinated Debt Indenture") among MSF plc, the Company as guarantor and Chemical Bank as trustee.

2. This opinion is limited to English law as applied by the English courts and is given on the basis that it will be governed by and construed in accordance with English law. We have made no investigation of the laws of any jurisdiction other than England and neither express nor imply any opinion as to any other laws and in particular the laws of the State of New York and the United States of America.

3. For the purposes of this opinion, we have examined the documents listed in a schedule to this letter (the "Schedule") and we have assumed that the Senior Debt Indenture and the Subordinated Debt Indenture will be executed in the form of the documents we have examined.
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Morgan Stanley Finance plc
 13th April, 1995                                     Page 2



4. For the purpose of this opinion, words and phrases used but not defined herein shall have the same meaning as those contained in the Registration Statement.

5. Subject as mentioned herein, we are of the opinion that:-

   (a) MSF plc is a company duly incorporated and validly existing under the laws of England; and

   (b) when the Senior Debt Indenture and the Subordinated Debt Indenture have each been duly executed by the parties thereto, the Debt Securities have been duly authorised by MSF plc and such Debt Securities have been duly issued in accordance with the Indentures and duly delivered to and paid for by the purchasers thereof, the Debt Securities will, insofar as English law is concerned, constitute valid and binding obligations of MSF plc.

6. As regards the opinion expressed in paragraph 5(a), we have relied upon a search made on 13th April, 1995 at the Companies Registry which revealed no order or resolution for the winding-up or order for the administration of MSF plc. However, it should be noted that such a search is not capable of revealing whether or not a petition for a winding-up order or for an administration order has been presented in a county court or district registry or in the High Court of Justice. Notice of a winding-up order or administration order made or a resolution passed or a receiver or an administrator appointed may not be filed at the Companies Registry immediately.

7. This opinion is addressed to you on the understanding that it may not be transmitted to any person for any purpose, or quoted or referred to in any public document or filed with any government agency or other person, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement.

Yours faithfully

/s/ Linklaters & Paines

Linklaters & Paines
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                                   SCHEDULE
                                   --------

1. Memorandum and Articles of Association of MSF plc.

2. Extracts from the Minutes of a Meeting of the Directors of MSF plc held on 6th April, 1995.

3. A copy of the Registration Statement.

4. Form of Senior Debt Indenture previously filed as an exhibit to the Registration Statement on Form S-3 (File No. 33-51067)

5. An execution copy of the Subordinated Debt Indenture dated as of 15th November, 1993.